Exhibit 99.1

LOS ANGELES

t:	+1 424.327.2993
f:	+1 424.327.2991

Powerstorm Capital Appoints New Chief Financial Officer

Contact:	Investor Relations	For Immediate Release
invest.relation@powerstormcapital.com

Rancho Palos Verdes — October 27, 2014 — Powerstorm Capital Corp. (OTC: PTSO) announced today that they have appointed Kirstin L. Gooldy as Chief Financial Officer, effective October 15, 2014.

Ms. Gooldy joins the Company with significant industry experience in areas of due diligence and financial modeling, and a proven track record at translating strategy into execution. Prior to joining Powerstorm Capital’s management team, Ms. Gooldy served as Controller at GAEA GROUP and Senior Vice President of DiBari Group a leading specialty finance group. There, she was responsible for the strategic growth, placement and funding of Venture Debt and Structured Finance transactions, and advised on over $350 Million in placements. Ms. Gooldy was also one of the founding members of a premier Telecommunications Company and has held the positions of Director of Finance, Treasury and Investor Relations. During her career she has successfully lead well over $500 Million in capital investment transactions as well as several mergers and acquisitions.

“The addition of Ms. Gooldy to our team is a key development for the company. Her wealth of experience combined with deep industry connections and capital partners will be a valuable addition to our acquisition and financing efforts. Under Ms. Gooldy’s leadership, Powerstorm Capital will be well positioned to command a significant international market presence, continue to improve our operating and financial efficiency and continue to create shareholder value,” stated Powerstorm Capital Corp. CEO Michel Freni.

Ms. Gooldy commented, "I am delighted to join PSTO and to support the great vision and mission of its founder and management team during such a dynamic and exciting time in energy storage and communication industries. Powerstorm is in an excellent position to capitalize on this sector, fulfill its ‘power to people’ mission and achieve continued growth in the coming years. I look forward to leveraging my financial experience to further Powerstorm’s success and growth prospective.”

Powerstorm Capital Corp. (http://www.powerstormcapital.com) maintains offices in Los Angeles, New York, and The Netherlands, headed by Powerstorm Capital Corp.’s President, Ana-Maria Pruteanu, who takes the responsibility and overseas NEMA territories and works with her team to find the most efficient way to meet Powerstorm’s pipeline and execution goals.

Powerstorm Capital has developed a containerized Energy Storage Solution for tower operators and rural communities in the emerging markets. Powerstorm Capital has several patents pending for its foundational and innovative technology. Powerstorm’s optimized containerized plug-and-play solution is CAPEX/OPEX reducing, environmentally sound and easily installed in challenging environments. The system is built and ready to utilize –a “mini-grid” that brings opportunity and quality of life to off-grid communities for the enormous numbers of people without access to power.

This release contains forward-looking statements concerning market developments for our products and corresponding value propositions for our customers. These forward-looking statements reflect Powerstorm’s current expectations as contemplated under section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any such forward-looking statements are based on Powerstorm’s assumptions relating to its financial forecasts and expectations regarding its product development efforts, manufacturing capacity, and market demand.

These statements involve risks and uncertainties that may cause Powerstorm’s actual results to be materially different, including general economic and regulatory changes, detrimental reliance on third parties, successfully achieving our business plans and achieving and sustaining profitability. For a detailed discussion of these and other risk factors that could affect Powerstorm’s future performance, please refer to Powerstorm’s most recent Annual Information on Form 10K. Readers should not place undue reliance on Powerstorm’s forward-looking statements and Powerstorm assumes no obligation to update or release any revisions to these forward looking statements, other than as required under applicable legislation.